UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 7, 2005

Date of report (date of earliest event reported)

QUADRAMED CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21031	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of Principal Executive Offices)

(703) 709-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On September 7, 2005, QuadraMed Corporation (the “Company”) announced by press release that Keith B. Hagen would be appointed to the positions of Chief Executive Officer and President of the Company, and that Lawrence P. English would step down from those positions, effective as of October 17, 2005. Mr. Hagen will also be appointed to the Company’s Board of Directors, effective as of October 17, 2005.

Mr. Hagen, 42, has served as the President and a director of M. Transaction Services, Inc., a national healthcare electronic data interchange (EDI) service provider and a subsidiary of Misys PLC, since March 2003. From July 2001 until March 2003, he served as Senior Vice President and Chief Technology Officer of Misys Hospital Systems, a leading healthcare IT company and a subsidiary of Misys PLC. He was an executive at Sunquest Information Systems from March 2000 until July 2001, when Misys PLC acquired Sunquest. Until January 2000, Mr. Hagen served as Senior Vice President of Products and Technology and Chief Technology Officer for Compucare, which was acquired by the Company in 1999.

In the same press release, the Company announced further that Mr. English would continue to serve as executive Chairman of the Board of Directors until December 31, 2005, after which Robert L. Pevenstein, the Company’s Lead Independent Director and Chairman of the Audit Committee of the Board, would become the Non-Executive Chairman of the Board. Mr. English will remain a director after January 1, 2006.

A copy of the press release described above is filed as Exhibit 99.1 hereto and is incorporated herein by reference in response to this Item 5.02.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit 99.1	QuadraMed Corporation Press Release, dated September 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2005

QuadraMed Corporation

/s/ David L. Piazza
David L. Piazza, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	QuadraMed Corporation Press Release, dated September 7, 2005.